                                                            Rule 424(b)(2)
                                                            File No. 33-644

               PRICING SUPPLEMENT  NO.  66  DATED   October 20, 1999
                                       ----        -------------------

               (To Prospectus dated December 7, 1995 as supplemented
                  by Prospectus Supplement dated December 27, 1995)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series D

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                                -------------------

Trade Date:           October 20, 1999    Issue Price:      99.779%
                      ------------------                    --------------
Original Issued Date: October 27, 1999    Principal Amount: $10,000,000.00
                      ------------------                    --------------
                                          Interest Rate
Maturity Date:        November 01, 2001     Per Annum:      6.75%
                      ------------------                    --------------

Redemption:

            Check box opposite applicable paragraph.

                  [X]   The Notes cannot be redeemed prior to maturity

                  [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:

Additional Terms:

CUSIP - 57183HFK2